EXHIBIT 99(a)



FOR IMMEDIATE RELEASE
Tues., April 18, 1995


WELLS FARGO REPORTS FIRST QUARTER PER SHARE EARNINGS OF
$4.41 VS. $3.41 A YEAR AGO

     Wells Fargo & Co. (NYSE:WFC) today reported first quarter 1995 per share earnings of $4.41, compared with $3.41 in the first quarter of 1994, an increase of 29 percent. Net income for the first quarter of 1995 was $233 million, compared with $202 million for the first quarter of 1994, an increase of 15 percent. The percentage increase in per share earnings was greater than the percentage increase in net income due to the company's continuing stock repurchase program.

     First quarter 1995 results were higher than a year ago, primarily due to a zero loan loss provision compared with $60 million in the first quarter of 1994. First quarter 1995 results also reflected increased net interest income and a reduction of income taxes. These increases were substantially offset by a write-down on mortgages held for sale.

     Return on average assets (ROA) was 1.80 percent and return on average common equity (ROE) was 26.89 percent in the first quarter of 1995. In the year-ago period, ROA was 1.60 percent and ROE was 21.09 percent.

     "Loan commitments for the quarter continued strong," said Paul Hazen, chairman, "however, revenue growth is still our principal challenge."

     Net interest income on a taxable-equivalent basis was $665 million in the first quarter of 1995, up from $642 million a year ago. The company's net interest margin for the first quarter of 1995 was 5.59 percent, compared with
5.56 percent in the same quarter of 1994.



                                     -more-

WF Earnings



     Noninterest income in the first quarter of 1995 was $242 million, compared with $300 million in the same quarter of 1994. As a result of reevaluating its asset/liability management strategies given the Mortgage Lending Division's decision to cease the direct origination of first mortgages, the Company has decided to sell certain types of products within the real estate 1-4 family first mortgage loan portfolio. Accordingly, approximately $4 billion of first mortgages were reclassified on March 31, 1995 to a held-for-sale category and an $83 million write-down to the lower of cost or market was recorded in noninterest income. The Company intends to hold the remaining first mortgage loan portfolio for the foreseeable future or until maturity.

     Noninterest expense in the first quarter of 1995 was $537 million, up 3 percent from $523 million in the same quarter of 1994. The increase was substantially due to higher salary levels and an increase in equipment expense.

     Net charge-offs in the first quarter of 1995 totaled $65 million, or .72 percent of average loans (annualized). The largest category of net charge-offs was credit card loans ($35 million). For the first quarter of 1994, net charge-offs totaled $61 million, or .74 percent of average loans (annualized). The largest category of net charge-offs was credit card loans ($35 million).

     At March 31, 1995, the allowance for loan losses equaled 6.16 percent of total loans (excluding mortgage loans held for sale), compared with 5.73 percent at December 31, 1994 and 6.34 percent at March 31, 1994.

     At March 31, 1995, total nonaccrual and restructured loans were $581 million, compared with $582 million at December 31, 1994 and $900 million at March 31, 1994. Foreclosed assets were $273 million at March 31, 1995, compared with $272 million at December 31, 1994 and $354 million at March 31, 1994.

     The Company's effective tax rate for the first quarter of 1995 was 37 percent, compared with 44 percent for the first quarter of 1994. The decrease in the effective tax rate was due to a $22 million reduction of income tax expense related to the settlement with the Internal Revenue Service of certain audit issues.



                                     -more-

WF Earnings



     At March 31, 1995, the company's preliminary risk-based capital ratios were
12.80 percent for total risk-based capital and 8.75 percent for Tier 1 risk-based capital, exceeding the minimum regulatory guidelines of 8 percent and 4 percent, respectively. At December 31, 1994, these risk-based capital ratios were 13.16 percent and 9.09 percent, respectively. The decrease in total and Tier 1 risk-based capital ratios between December 31, 1994 and March 31, 1995 resulted predominately from the repurchase of 2,124,305 shares of common stock during the quarter. At March 31, 1994, the company's total risk-based capital ratio was 14.83 percent and the Tier 1 risk-based capital ratio was 10.23 percent. The ratio of common equity to total assets at March 31, 1995 was 6.40 percent, compared with 6.41 percent at December 31, 1994 and 7.09 percent at March 31, 1994.


                                       ###

Wells Earnings

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA -- NEWS RELEASE

=================================================================================================================================
                                                                                                                         % Change
                                                                                          Quarter ended       March 31, 1995 from
                                                                     ----------------------------------      --------------------
                                                                     MARCH 31,     Dec. 31,    March 31,     Dec. 31,    March 31,
(in millions)                                                            1995         1994         1994         1994         1994
- ---------------------------------------------------------------------------------------------------------------------------------
FOR THE QUARTER
Net income                                                           $    233     $    215     $    202            8%          15%
Per common share
  Net income                                                         $   4.41     $   3.96     $   3.41           11           29
  Dividends declared                                                     1.15         1.00         1.00           15           15

Average common shares outstanding                                        50.5         51.8         55.7           (3)          (9)

Profitability ratios (annualized)
  Net income to average total assets (ROA)                               1.80%        1.64%        1.60%          10           13
  Net income applicable to common stock to
    average common stockholders' equity (ROE)                           26.89        23.96        21.09           12           28

Efficiency ratio (1)                                                     59.1%        60.7%        55.5%          (3)           6

Average loans                                                        $ 36,334     $ 35,326     $ 32,848            3           11
Average assets                                                         52,390       52,090       51,220            1            2
Average core deposits                                                  36,699       38,307       40,385           (4)          (9)

Net interest margin                                                      5.59%        5.53%        5.56%           1            1

Average staff (full-time equivalent)                                   19,493       19,562       19,434           --           --

AT QUARTER END
Investment securities                                                $ 10,576     $ 11,608     $ 13,766           (9)         (23)
Loans (2)                                                              32,737       36,347       33,452          (10)          (2)
Allowance for loan losses                                               2,017        2,082        2,121           (3)          (5)
Assets                                                                 52,324       53,374       52,176           (2)          --
Core deposits                                                          36,975       38,508       41,145           (4)         (10)
Common stockholders' equity                                             3,351        3,422        3,700           (2)          (9)
Stockholders' equity                                                    3,840        3,911        4,189           (2)          (8)

Capital ratios
  Common stockholders' equity to assets                                  6.40%        6.41%        7.09%          --          (10)
  Stockholders' equity to assets                                         7.34         7.33         8.03           --           (9)
  Risk-based capital (3)
    Tier 1 capital                                                       8.75         9.09        10.23           (4)         (14)
    Total capital                                                       12.80        13.16        14.83           (3)         (14)
  Leverage (3)                                                           6.60         6.89         7.34           (4)         (10)

Book value per common share                                          $  67.59     $  66.77     $  66.87            1            1

COMMON STOCK PRICE
High                                                                 $160-5/8     $149-5/8     $147-1/2            7            9
Low                                                                   143-3/8      141          127-5/8            2           12
Quarter end                                                           156-3/8      145          139-3/8            8           12
=================================================================================================================================

(1) The efficiency ratio is defined as noninterest expense divided by the total of net interest income and noninterest income.
(2) Loans exclude mortgage loans held for sale at March 31, 1995 of $3,940 million.
(3) The March 31, 1995 ratios are preliminary.

      Wells Fargo & Company and Subsidiaries
      CONSOLIDATED STATEMENT OF INCOME

     ====================================================================================================
                                                                                     Quarter
                                                                              ended March 31,
                                                                          ------------------            %
     (in millions)                                                         1995         1994       Change
     ----------------------------------------------------------------------------------------------------
     INTEREST INCOME
     Federal funds sold and securities purchased
 (1)   under resale agreements                                            $   1        $   4          (75)%
 (2) Investment securities                                                  165          185          (11)
 (3) Loans                                                                  858          705           22
 (4) Other                                                                    1            1           --
                                                                          -----        -----
 (5)      Total interest income                                           1,025          895           15
                                                                          -----        -----
     INTEREST EXPENSE
 (6) Deposits                                                               242          196           23
     Federal funds purchased and securities sold
 (7)   under repurchase agreements                                           56            8          600
 (8) Commercial paper and other short-term borrowings                        10            1          900
 (9) Senior and subordinated debt                                            52           48            8
                                                                          -----        -----
(10)      Total interest expense                                            360          253           42
                                                                          -----        -----
(11) NET INTEREST INCOME                                                    665          642            4
(12) Provision for loan losses                                               --           60         (100)
                                                                          -----        -----
     Net interest income after
(13)   provision for loan losses                                            665          582           14
                                                                          -----        -----
     NONINTEREST INCOME
(14) Service charges on deposit accounts                                    118          117            1
(15) Fees and commissions                                                   101           85           19
(16) Trust and investment services income                                    55           50           10
(17) Investment securities gains (losses)                                   (15)           4           --
(18) Other                                                                  (17)          44           --
                                                                          -----        -----
(19)      Total noninterest income                                          242          300          (19)
                                                                          -----        -----
     NONINTEREST EXPENSE
(20) Salaries                                                               172          164            5
(21) Incentive compensation                                                  27           28           (4)
(22) Employee benefits                                                       53           54           (2)
(23) Net occupancy                                                           53           55           (4)
(24) Equipment                                                               47           39           21
(25) Federal deposit insurance                                               24           26           (8)
(26) Other                                                                  161          157            3
                                                                          -----        -----
(27)      Total noninterest expense                                         537          523            3
                                                                          -----        -----
     INCOME BEFORE INCOME TAX
(28)   EXPENSE                                                              370          359            3
(29) Income tax expense                                                     137          157          (13)
                                                                          -----        -----

(30) NET INCOME                                                           $ 233        $ 202           15 %
                                                                          =====        =====         ====
     NET INCOME APPLICABLE TO
(31)   COMMON STOCK                                                       $ 223        $ 190           17 %
                                                                          =====        =====         ====

     PER COMMON SHARE
(32) Net income                                                           $4.41        $3.41           29 %
                                                                          =====        =====         ====

(33) Dividends declared                                                   $1.15        $1.00           15 %
                                                                          =====        =====         ====

(34) Average common shares outstanding                                     50.5         55.7           (9)%
                                                                          =====        =====         ====
     ====================================================================================================

     Wells Fargo & Company and Subsidiaries
     CONSOLIDATED BALANCE SHEET

     ==================================================================================================================
                                                                                                               % Change
                                                                                                     Mar. 31, 1995 from
                                                                                                     ------------------
                                                                    MAR. 31,   Dec. 31,   Mar. 31,   Dec. 31,   Mar. 31,
     (in millions)                                                     1995       1994       1994       1994       1994
     ------------------------------------------------------------------------------------------------------------------
     ASSETS
 (1) Cash and due from banks                                        $ 2,708    $ 2,974    $ 2,702         (9)%       -- %
     Federal funds sold and securities
 (2)   purchased under resale agreements                                 39        260        126        (85)       (69)
     Investment securities:
       At cost (estimated fair value $7,928, $8,185
 (3)     and $10,606)                                                 8,173      8,619     10,710         (5)       (24)
 (4)   At fair value                                                  2,403      2,989      3,056        (20)       (21)
                                                                    -------    -------    -------
 (5)     Total investment securities                                 10,576     11,608     13,766         (9)       (23)
 (6) Mortgage loans held for sale                                     3,940         --         --         --         --

 (7) Loans                                                           32,737     36,347     33,452        (10)        (2)
 (8) Allowance for loan losses                                        2,017      2,082      2,121         (3)        (5)
                                                                    -------    -------    -------
 (9)     Net loans                                                   30,720     34,265     31,331        (10)        (2)
                                                                    -------    -------    -------

(10) Due from customers on acceptances                                   74         77         66         (4)        12
(11) Accrued interest receivable                                        316        328        314         (4)         1
(12) Premises and equipment, net                                        892        886        888          1         --
(13) Goodwill                                                           408        416        468         (2)       (13)
(14) Other assets                                                     2,651      2,560      2,515          4          5
                                                                    -------    -------    -------

(15)     Total assets                                               $52,324    $53,374    $52,176         (2)%       -- %
                                                                    =======    =======    =======       ====       ====

     LIABILITIES
(16) Noninterest-bearing deposits                                   $ 9,431    $10,145    $ 9,611         (7)%       (2)%
(17) Interest-bearing deposits                                       29,566     32,187     31,993         (8)        (8)
                                                                    -------    -------    -------
(18)     Total deposits                                              38,997     42,332     41,604         (8)        (6)
     Federal funds purchased and securities
(19)   sold under repurchase agreements                               4,770      3,022      1,532         58        211
(20) Commercial paper and other short-term borrowings                   526        189        156        178        237
(21) Acceptances outstanding                                             74         77         66         (4)        12
(22) Accrued interest payable                                           105         60         98         75          7
(23) Other liabilities                                                1,074        930      1,011         15          6
(24) Senior debt                                                      1,454      1,393      2,074          4        (30)
(25) Subordinated debt                                                1,484      1,460      1,446          2          3
                                                                    -------    -------    -------

(26)     Total liabilities                                           48,484     49,463     47,987         (2)         1
                                                                    -------    -------    -------

     STOCKHOLDERS' EQUITY
(27) Preferred stock                                                    489        489        489         --         --
     Common stock - $5 par value,
       authorized 150,000,000 shares;
       issued and outstanding 49,579,908 shares,
(28)   51,251,648 shares and 55,337,248 shares                          248        256        277         (3)       (10)
(29) Additional paid-in capital                                         590        871        485        (32)        22
(30) Retained earnings                                                2,572      2,409      2,963          7        (13)
(31) Cumulative foreign currency translation adjustments                 (4)        (4)        (4)        --         --
(32) Investment securities valuation allowance                          (55)      (110)       (21)       (50)       162
                                                                    -------    -------    -------

(33)     Total stockholders' equity                                   3,840      3,911      4,189         (2)        (8)
                                                                    -------    -------    -------

(34)     Total liabilities and stockholders' equity                 $52,324    $53,374    $52,176         (2)%       -- %
                                                                    =======    =======    =======       ====       ====
     ==================================================================================================================

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

===============================================================================================
                                                                         Quarter ended March 31,
                                                                         ----------------------
(in millions)                                                              1995            1994
- -----------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF QUARTER                                            $3,911          $4,315
Net income                                                                  233             202
Common stock issued under employee benefit and
  dividend reinvestment plans                                                37               8
Preferred stock redeemed                                                     --            (150)
Common stock repurchased                                                   (326)            (76)
Preferred stock dividends                                                   (10)            (12)
Common stock dividends                                                      (60)            (56)
Change in investment securities valuation allowance                          55             (42)
                                                                         ------          ------
BALANCE, END OF QUARTER                                                  $3,840          $4,189
                                                                         ======          ======
===============================================================================================




LOANS

===============================================================================================
                                                       MARCH 31,    December 31,       March 31,
(in millions)                                              1995            1994            1994
- -----------------------------------------------------------------------------------------------
Commercial (1)                                          $ 8,348         $ 8,162         $ 6,934
Real estate 1-4 family first mortgage (2)                 5,025           9,050           8,180
Other real estate mortgage                                8,078           8,079           8,160
Real estate construction                                  1,036           1,013             923
Consumer:
  Real estate 1-4 family junior lien mortgage             3,312           3,332           3,412
  Credit card                                             3,220           3,125           2,556
  Other revolving credit and monthly payment              2,305           2,229           1,988
                                                        -------         -------         -------
  Total consumer                                          8,837           8,686           7,956
Lease financing                                           1,382           1,330           1,253
Foreign                                                      31              27              46
                                                        -------         -------         -------

  Total loans                                           $32,737         $36,347         $33,452
                                                        =======         =======         =======
===============================================================================================

(1) Includes loans to real estate developers of $519 million, $525 million and $491 million at
    March 31, 1995, December 31, 1994 and March 31, 1994, respectively.
(2) Excludes mortgage loans held for sale at March 31, 1995 of $3,940 million, net of an
    $83 million write-down to lower of cost or market.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

=====================================================================================================================
                                                                                                        Quarter ended
                                                                       ----------------------------------------------
                                                                       MARCH 31,       December 31,          March 31,
(in millions)                                                              1995               1994               1994
- ---------------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF QUARTER                                            $2,082             $2,110             $2,122

Provision for loan losses                                                    --                 30                 60

Loan charge-offs:
  Commercial (1)                                                             (7)               (15)               (25)
  Real estate 1-4 family first mortgage                                      (3)                (2)                (5)
  Other real estate mortgage                                                (22)                (8)               (13)
  Real estate construction                                                   (2)                (5)                (4)
  Consumer:
    Real estate 1-4 family junior lien mortgage                              (3)                (4)                (8)
    Credit card                                                             (38)               (31)               (40)
    Other revolving credit and monthly payment                              (10)               (11)                (8)
                                                                         ------             ------             ------
      Total consumer                                                        (51)               (46)               (56)
  Lease financing                                                            (4)                (3)                (4)
                                                                         ------             ------             ------
        Total loan charge-offs                                              (89)               (79)              (107)
                                                                         ------             ------             ------

Loan recoveries:
  Commercial (2)                                                              9                  7                  8
  Real estate 1-4 family first mortgage                                       1                 --                  3
  Other real estate mortgage                                                  6                  3                 10
  Real estate construction                                                   --                  3                  5
  Consumer:
    Real estate 1-4 family junior lien mortgage                               1                  1                  1
    Credit card                                                               3                  3                  5
    Other revolving credit and monthly payment                                2                  3                  3
                                                                         ------             ------             ------
      Total consumer                                                          6                  7                  9
  Lease financing                                                             2                  1                 11
                                                                         ------             ------             ------
        Total loan recoveries                                                24                 21                 46
                                                                         ------             ------             ------
          Total net loan charge-offs                                        (65)               (58)               (61)
                                                                         ------             ------             ------

BALANCE, END OF QUARTER                                                  $2,017             $2,082             $2,121
                                                                         ======             ======             ======

Total net loan charge-offs as a percentage
  of average loans (annualized)                                             .72%               .65%               .74%
                                                                         ======             ======             ======

Allowance as a percentage of total loans (3)                               6.16%              5.73%              6.34%
                                                                         ======             ======             ======
=====================================================================================================================

(1) Includes charge-offs of loans to real estate developers of none, $4 million and $10 million in the quarters ended
    March 31, 1995, December 31, 1994 and March 31, 1994, respectively.
(2) There were no recoveries from loans to real estate developers in the quarters presented.
(3) Total loans exclude mortgage loans held for sale at March 31, 1995.

Wells Fargo & Company and Subsidiaries
NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS

==============================================================================================================
                                                                     MARCH 31,      December 31,      March 31,
(in millions)                                                            1995              1994           1994
- --------------------------------------------------------------------------------------------------------------
Nonaccrual loans:
  Commercial (1)                                                         $ 79              $ 88         $  165
  Real estate 1-4 family first mortgage                                    71                81             90
  Other real estate mortgage                                              324               328            413
  Real estate construction                                                 77                58            202
  Consumer:
    Real estate 1-4 family junior lien mortgage                            12                11             22
    Other revolving credit and monthly payment                              3                 1              3
                                                                         ----              ----         ------
      Total nonaccrual loans                                              566               567            895

Restructured loans                                                         15                15              5
                                                                         ----              ----         ------

Nonaccrual and restructured loans                                         581               582            900
As a percentage of total loans (2)                                        1.8%              1.6%           2.7%

Foreclosed assets                                                         273               272            354

Real estate investments (3)                                                17                17             11
                                                                         ----              ----         ------

Total nonaccrual and restructured loans
  and other assets                                                       $871              $871         $1,265
                                                                         ====              ====         ======
==============================================================================================================

(1) Includes loans to real estate developers of $28 million, $30 million and $47 million at March  31, 1995,
    December 31, 1994 and March 31, 1994, respectively.
(2) Total loans exclude mortgage loans held for sale at March 31, 1995.
(3) Represents the amount of real estate investments (contingent interest loans accounted for as investments)
    that would be classified as nonaccrual if such assets were loans.  Real estate investments totaled
    $64 million, $54 million and $29 million at March 31, 1995, December 31, 1994 and March 31, 1994, respectively.



QUARTERLY TREND OF CHANGES IN NONACCRUAL LOANS (1)

==============================================================================================================
                                          MARCH 31,       Dec. 31,       Sep. 30,       June 30,      March 31,
(in millions)                                 1995           1994           1994           1994           1994
- --------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF QUARTER                 $567           $637           $712           $895         $1,194
New loans placed on nonaccrual                 127             71             93            124             52
Loans purchased                                 13             25             --              9             --
Charge-offs                                    (28)           (25)           (38)           (27)           (35)
Payments                                       (55)           (61)           (71)           (91)          (121)
Transfers to foreclosed assets                 (36)           (18)           (14)           (27)           (37)
Loans returned to accrual                      (24)           (62)           (45)          (172)          (157)
Loans sold                                      --             --             --             --             (3)
Other additions                                  2             --             --              1              2
                                              ----           ----           ----           ----         ------
BALANCE, END OF QUARTER                       $566           $567           $637           $712         $  895
                                              ====           ====           ====           ====         ======
==============================================================================================================

(1) The March 31, 1995 amounts are preliminary.

Wells Fargo & Company and Subsidiaries
NONACCRUAL LOANS BY PERFORMANCE CATEGORY (1)

=====================================================================================================
                                                                          Cumulative
                                                                                cash
                                              Book                          interest      Contractual
                                         principal       Cumulative       applied to        principal
(in millions)                              balance   charge-offs(6)     principal(6)          balance
- -----------------------------------------------------------------------------------------------------
                                                                                       MARCH 31, 1995
                                              -------------------------------------------------------
Contractually past due (2):

Payments not made (3):
    90 days or more past due                  $152             $  3             $ --             $155
    Less than 90 days past due                  15               --               --               15
                                              ----             ----             ----             ----
                                               167                3               --              170
                                              ----             ----             ----             ----

  Payments made (4):
    90 days or more past due                   152               53               27              232
    Less than 90 days past due                  80               12               13              105
                                              ----             ----             ----             ----
                                               232               65               40              337
                                              ----             ----             ----             ----

      Total past due                           399               68               40              507

Contractually current (5)                      167              100               52              319
                                              ----             ----             ----             ----

Total nonaccrual loans                        $566             $168             $ 92             $826
                                              ====             ====             ====             ====
- -----------------------------------------------------------------------------------------------------


                                                                                    December 31, 1994
                                              -------------------------------------------------------
Contractually past due (2):

  Payments not made (3):
    90 days or more past due                  $111             $  3             $ --             $114
    Less than 90 days past due                   2               --               --                2
                                              ----             ----             ----             ----
                                               113                3               --              116
                                              ----             ----             ----             ----

  Payments made (4):
    90 days or more past due                   210               75               28              313
    Less than 90 days past due                  60                4               12               76
                                              ----             ----             ----             ----
                                               270               79               40              389
                                              ----             ----             ----             ----

      Total past due                           383               82               40              505

Contractually current (5)                      184              115               62              361
                                              ----             ----             ----             ----

Total nonaccrual loans                        $567             $197             $102             $866
                                              ====             ====             ====             ====
=====================================================================================================

(1) There can be no assurance that individual borrowers will continue to perform at the level indicated or that the performance characteristics will not change significantly.  The March 31,
    1995 amounts are preliminary.
(2) Contractually past due is defined as a borrower whose loan principal or interest payment is 30 days or more past due.
(3) Borrower has made no payments since being placed on nonaccrual.
(4) Borrower has made some payments since being placed on nonaccrual.  Approximately $194 million and
    $168 million of these loans had some payments made on them during the first quarter of 1995 and the fourth quarter of 1994, respectively.
(5) Contractually current is defined as a loan for which principal and interest are being paid in accordance with the terms of the loan or is less than 30 days past due.  All of the contractually current loans were placed on nonaccrual due to uncertainty of receiving full timely collection of interest or principal.
(6) Cumulative amounts recorded since inception of the loan.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

==========================================================================================================
                                                                                      Quarter
                                                                               ended March 31,
                                                                            -----------------            %
(in millions)                                                               1995         1994       Change
- ----------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                                         $118         $117            1 %
Fees and commissions:
  Credit card membership and other credit card fees                           19           16           19
  Debit and credit card merchant fees                                         14           12           17
  Shared ATM network fees                                                     12            9           33
  Charges and fees on loans                                                   11           10           10
  Mutual fund and annuity sales fees                                          10            9           11
  Loan servicing fees                                                         10            3          233
  All other                                                                   25           26           (4)
                                                                            ----         ----
    Total fees and commissions                                               101           85           19
Trust and investment services income:
  Asset management and custody fees                                           31           31           --
  Mutual fund management fees                                                 14           11           27
  All other                                                                   10            8           25
                                                                            ----         ----
      Total trust and investment services income                              55           50           10
Investment securities gains (losses)                                         (15)           4           --
Income from equity investments accounted for by the:
  Cost method                                                                 19            8          138
  Equity method                                                                8            9          (11)
Check printing charges                                                        11           10           10
Gains (losses) from dispositions of operations                                (1)          10           --
Gains (losses) on sales of loans                                             (67)           1           --
All other                                                                     13            6          117
                                                                            ----         ----

      Total                                                                 $242         $300          (19)%
                                                                            ====         ====         ====
==========================================================================================================





NONINTEREST EXPENSE

==========================================================================================================
                                                                                      Quarter
                                                                               ended March 31,
                                                                            -----------------            %
(in millions)                                                               1995         1994       Change
- ----------------------------------------------------------------------------------------------------------
Salaries                                                                    $172         $164            5 %
Incentive compensation                                                        27           28           (4)
Employee benefits                                                             53           54           (2)
Net occupancy                                                                 53           55           (4)
Equipment                                                                     47           39           21
Federal deposit insurance                                                     24           26           (8)
Contract services                                                             25           19           32
Operating losses                                                              15           14            7
Advertising and promotion                                                     14           15           (7)
Certain identifiable intangibles                                              14           16          (13)
Telecommunications                                                            13           11           18
Postage                                                                       12           11            9
Outside professional services                                                 10            9           11
Goodwill                                                                       9            9           --
Stationery and supplies                                                        9            7           29
Travel and entertainment                                                       7            7           --
Check printing                                                                 7            8          (13)
Security                                                                       5            5           --
Escrow and collection agency fees                                              4            5          (20)
Outside data processing                                                        3            3           --
Foreclosed assets                                                             (4)           6           --
All other                                                                     18           12           50
                                                                            ----         ----

    Total                                                                   $537         $523            3 %
                                                                            ====         ====         ====
==========================================================================================================

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

     =============================================================================================================================
                                                                                                            Quarter ended March 31,
                                                               -------------------------------------------------------------------
                                                                                          1995                                1994
                                                               -------------------------------     -------------------------------
                                                                                      INTEREST                            Interest
                                                               AVERAGE      YIELDS/     INCOME/    Average      Yields/     income/
     (in millions)                                             BALANCE       RATES     EXPENSE     balance       rates     expense
     -----------------------------------------------------------------------------------------------------------------------------
     EARNING ASSETS (2)
     Federal funds sold and securities purchased
 (1)   under resale agreements                                 $    48        5.58%      $   1     $   576       3.16%        $  4
     Investment securities:
       At cost:
 (2)     U.S. Treasury securities                                1,647        4.83          20       2,575        4.88          31
         Securities of U.S. government agencies
 (3)       and corporations                                      5,234        6.03          78       6,163        6.13          95
 (4)     Private collateralized mortgage obligations             1,285        5.92          19         950        5.24          12
 (5)     Other securities                                          164        6.67           3         135        5.69           2
                                                               -------                   -----     -------                    ----
 (6)       Total investment securities at cost                   8,330        5.79         120       9,823        5.71         140
       At fair value (3):
 (7)     U.S. Treasury securities                                  385        6.69           6          --          --          --
         Securities of U.S. government agencies
 (8)       and corporations                                      1,211        5.75          18       1,681        6.02          25
 (9)     Private collateralized mortgage obligations             1,090        6.35          20       1,289        5.45          18
(10)     Other securities                                           65       14.56           1          83       14.09           2
                                                               -------                   -----     -------                    ----
(11)       Total investment securities at fair value             2,751        6.24          45       3,053        5.90          45
                                                               -------                   -----     -------                    ----
(12)         Total investment securities                        11,081        5.90         165      12,876        5.76         185
     Loans:
(13)   Commercial                                                8,055        9.77         194       6,629        8.91         146
(14)   Real estate 1-4 family first mortgage                     9,042        7.12         161       7,766        6.94         135
(15)   Other real estate mortgage                                8,123        9.59         192       8,157        8.37         168
(16)   Real estate construction                                  1,019       10.17          26       1,059        8.32          22
       Consumer:
(17)     Real estate 1-4 family junior lien mortgage             3,323        8.65          72       3,494        7.27          63
(18)     Credit card                                             3,125       15.78         123       2,540       15.34          97
(19)     Other revolving credit and monthly payment              2,268       10.42          59       1,939        9.28          45
                                                               -------                   -----     -------                    ----
(20)       Total consumer                                        8,716       11.67         254       7,973       10.33         205
(21)   Lease financing                                           1,351        9.17          31       1,230        9.36          29
(22)   Foreign                                                      28          --          --          34          --          --
                                                               -------                   -----     -------                    ----
(23)         Total loans                                        36,334        9.51         858      32,848        8.65         705
(24) Other                                                          58        5.60           1          52        6.00           1
                                                               -------                   -----     -------                    ----
(25)           Total earning assets                            $47,521        8.65       1,025     $46,352        7.77         895
                                                               =======                   =====     =======                    ----
     FUNDING SOURCES
     Interest-bearing liabilities:
       Deposits:
(26)     Interest-bearing checking                             $ 4,365        1.00          11     $ 4,712         .98          11
(27)     Savings deposits                                        2,339        1.99          11       2,565        1.99          13
(28)     Market rate savings                                    13,782        2.66          90      17,157        2.22          94
(29)     Savings certificates                                    7,346        4.89          89       7,042        4.14          72
(30)     Certificates of deposit                                   295        7.36           5         208        7.76           4
(31)     Other time deposits                                        63          --          (3)        104        6.56           2
(32)     Deposits in foreign offices                             2,665        5.87          39          56          --          --
                                                               -------                   -----     -------                    ----
(33)         Total interest-bearing deposits                    30,855        3.18         242      31,844        2.50         196
       Federal funds purchased and securities sold
(34)     under repurchase agreements                             3,887        5.82          56       1,077        3.05           8
(35)   Commercial paper and other short-term borrowings            687        5.89          10         150        3.00           1
(36)   Senior debt                                               1,640        6.93          28       2,202        4.52          25
(37)   Subordinated debt                                         1,469        6.60          24       1,678        5.59          23
                                                               -------                   -----     -------                    ----
(38)         Total interest-bearing liabilities                 38,538        3.78         360      36,951        2.78         253
(39) Portion of noninterest-bearing funding sources              8,983          --          --       9,401          --          --
                                                               -------                   -----     -------                    ----
(40)           Total funding sources                           $47,521        3.06         360     $46,352        2.21         253
                                                               =======                   =====     =======                    ----
     NET INTEREST MARGIN AND NET INTEREST INCOME ON
(41)   A TAXABLE-EQUIVALENT BASIS (4)                                         5.59%      $ 665                    5.56%       $642
                                                                              ====       =====                    ====        ====
     NONINTEREST-EARNING ASSETS
(42) Cash and due from banks                                   $ 2,587                             $ 2,557
(43) Other                                                       2,282                               2,311
                                                               -------                             -------
               Total noninterest-earning assets                $ 4,869                             $ 4,868
                                                               =======                             =======

     NONINTEREST-BEARING FUNDING SOURCES
(44) Deposits                                                  $ 8,867                             $ 8,909
(45) Other liabilities                                           1,141                               1,086
(46) Preferred stockholders' equity                                489                                 620
(47) Common stockholders' equity                                 3,355                               3,654
     Noninterest-bearing funding sources used to
(48)   fund earning assets                                      (8,983)                             (9,401)
                                                               -------                             -------
(49)           Net noninterest-bearing funding sources         $ 4,869                             $ 4,868
                                                               =======                             =======

(50) TOTAL ASSETS                                              $52,390                             $51,220
                                                               =======                             =======
     =============================================================================================================================

     (1) The average prime rate of Wells Fargo Bank was 8.83% and 6.02% for the quarters ended March 31, 1995 and 1994, respectively.  The average three-month London Interbank Offered Rate (LIBOR) was 6.29% and 3.57% for the same quarters, respectively.
     (2) There was no average balance or related interest income on Mortgage Loans Held for Sale as they were reclassified from
         Loans on March 31, 1995.
     (3) Yields are based on amortized cost balances, which totaled $2,880 million and $3,039 million for the quarters ended
         March 31, 1995 and 1994, respectively.
     (4) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes.  The federal statutory tax rate was 35% for the quarters ended March 31,
         1995 and 1994.